UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No.              )

FILED BY THE REGISTRANT ☒

FILED BY A PARTY OTHER THAN THE REGISTRANT ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SUPERNUS PHARMACEUTICALS, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This proxy statement supplement, dated May 24, 2021 (the “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) of Supernus Pharmaceuticals, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 30, 2021, relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 15, 2021, for which the Notice of Availability of Proxy Materials was mailed on or about May 5, 2021. The Company is providing this Supplement to make clear that abstentions with respect to Proposals 2, 3 and 4 will have no effect on the vote outcome of these proposals.

No other changes have been made to the Proxy Statement or to the matters to be considered by the Company’s stockholders at the Annual Meeting. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized terms used but not otherwise defined in this Supplement have the meanings assigned to them in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

SUPPLEMENT TO PROXY STATEMENT

The information set forth in the third paragraph on page 2 of the Proxy Statement under the heading “QUORUM AND REQUIRED VOTE” is replaced with the text below:

An affirmative vote of the majority of the votes cast, present in person or by proxy at the meeting, is required for the approval of Proposals 2, 3 and 4. Abstentions will have no effect on the outcome of the vote with respect to Proposals 2, 3 and 4, and broker non-votes will have no effect on the outcome of these proposals.

Other than as specified above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.

Your vote is important. Please refer to the Proxy Statement beginning on page 1 for instructions on how to vote and participate in the virtual Annual Meeting.